Exhibit 99.1

7-ELEVEN FINANCIAL SERVICES BUSINESS

Financial Statements for the
Three Months Ended March 31, 2006 and 2007
(Unaudited)

7-ELEVEN FINANCIAL SERVICES BUSINESS
INDEX TO FINANCIAL STATEMENTS

Page
No.

Balance Sheets —
December 31, 2006 (Restated) and March 31, 2007 (Restated and Unaudited)	1

Statements of Earnings (Restated and Unaudited) —
Three Months Ended March 31, 2006 and 2007	2

Statements of Cash Flows (Restated and Unaudited) —
Three Months Ended March 31, 2006 and 2007	3

Notes to Financial Statements (Unaudited)	4

7-ELEVEN FINANCIAL SERVICES BUSINESS

BALANCE SHEETS
(Dollars in thousands)

	December 31,	March 31,
	2006	2007
	Restated	Restated
		(Unaudited)

Assets
Current assets
Cash	$13,015	$12,113
Accounts receivable	74,565	64,586
Other current assets	7,215	4,471

Total current assets	94,795	81,170
Property and equipment, net	90,484	86,608
Goodwill	35,593	35,593

Total assets	$220,872	$203,371

Liabilities and Shareholder’s Equity
Current liabilities
Accrued expenses and other liabilities	$72,242	$65,017
Capital lease obligations due within one year	1,465	1,378

Total current liabilities	73,707	66,395
Deferred credits and other liabilities	13,004	10,920
Long-term capital lease obligations	1,900	1,620
Commitments and contingencies
Shareholder’s equity
Common stock, $.10 par value	—	—
Additional paid-in capital	128,273	117,978
Accumulated earnings	3,988	6,458

Total shareholder’s equity	132,261	124,436

Total liabilities and shareholder’s equity	$220,872	$203,371

See notes to financial statements.

7-ELEVEN FINANCIAL SERVICES BUSINESS

STATEMENTS OF EARNINGS
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31
	2006	2007
	Restated	Restated

REVENUES:
Commissions	$31,581	$36,353
Other income	4,642	5,168

Total revenues	36,223	41,521

EXPENSES:
Commission expense to 7-Eleven	10,930	12,415
Other expenses	24,603	25,035

Operating, selling, general and administrative expenses	35,533	37,450
Interest expense, net	238	49

Total expenses	35,771	37,499

EARNINGS BEFORE INCOME TAXES	452	4,022
INCOME TAX EXPENSE	174	1,552

NET EARNINGS	$278	$2,470

See notes to financial statements.

7-ELEVEN FINANCIAL SERVICES BUSINESS

STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31
	2006	2007
	Restated	Restated

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$278	$2,470
Adjustments to reconcile net earnings to net cash provided
by operating activities:
Depreciation and amortization of equipment	3,923	4,549
Deferred income taxes	345	(1,564)
Net loss on disposal of equipment	—	25
Decrease in accounts receivable	5,111	9,979
Decrease in other assets	1,808	2,702
Decrease in trade accounts payable and other liabilities	(16,956)	(7,703)

Net cash (used in) provided by operating activities	(5,491)	10,458

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for purchase of equipment	(4,546)	(698)

Net cash used in investing activities	(4,546)	(698)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under capital lease obligations	(2,563)	(367)
Capital contributions from (returned to) 7-Eleven, net	10,650	(10,295)

Net cash provided by (used in) financing activities	8,087	(10,662)

NET DECREASE IN CASH	(1,950)	(902)
CASH AT BEGINNING OF YEAR	15,392	13,015

CASH AT END OF PERIOD	$13,442	$12,113

See notes to financial statements.

7-ELEVEN FINANCIAL SERVICES BUSINESS

NOTES TO FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2006 and 2007
(Unaudited)

NOTE 1:	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — 7-Eleven, Inc. (the “Company” or “7-Eleven”) operates a business consisting of a network of both traditional ATMs and advance-function devices (“Vcoms”) in most of its stores and selected licensed stores in the United States. The business consists of fixed assets, placement agreements governing the right to offer ATM services in 7-Eleven stores, product partner agreements and third party lease and service agreements (“7-Eleven Financial Services Business” or the “Business”). The Company has staff dedicated to the Business and allocates certain additional costs to the Business where appropriate. The financial statements include the accounts of the Business. The operations of the Business include both the operations of the ATM network used in 7-Eleven stores as well as the VcomTM equipment and services provided therein. The assets and certain service agreements pertaining to the ATM network are maintained in a subsidiary of the Company known as Vcom Financial Services, Inc.

The balance sheet as of March 31, 2007, and the related statements of earnings and cash flows for the three-month periods ended March 31, 2006 and 2007, have been prepared by the Business without audit. In the opinion of management, all adjustments necessary to state fairly the financial position at March 31, 2007, and the results of operations and cash flows for all periods presented have been made. The results of operations for the interim periods are not necessarily indicative of the operating results for the full year.

The balance sheet as of December 31, 2006 is derived from the audited financial statements as of and for the year then ended but does not include all disclosures required by generally accepted accounting principles. The notes accompanying the financial statements in the Business’s audited report for the year ended December 31, 2006 include accounting policies and additional information pertinent to an understanding of both the December 31, 2006 balance sheet and the interim financial statements. The information has not changed except as a result of normal transactions in the three months ended March 31, 2007, and as discussed in the notes herein.

Restatement of Previously Issued Financial Statements — The Business has restated its previously issued December 31, 2006 financial statements and its March 31, 2007 and 2006 quarterly financial statements to correct errors in the depreciation of certain fixed assets as well as in the correct amount of fixed assets associated with the Business. We determined that certain fixed assets were not being depreciated commencing in the period the fixed assets were initially placed in service in accordance with the Company’s fixed asset policy. The financial statements have been restated to record $65,000 and $105,000 of additional depreciation in operating, selling, general and administrative (“OSG&A”) expense for the quarters ended March 31, 2007 and 2006, respectively. We also determined that certain of the Company’s fixed assets were incorrectly included as being associated with the Business, and the financial statements have been restated to reduce property and equipment, net, by $903,000 as of December 31, 2006.

The restatement effect in the following table also includes differences that were identified during the March 31, 2007 interim review of the Business. We had determined these items were individually and in the aggregate immaterial to the financial statements. In connection with this restatement, we corrected these items by recording them in the period to which they were attributable. The effects of these restatements were as follows:

	2006		2007
	Impact of		Impact of
	restatement	As restated	restatement	As restated
	(dollars in thousands)

As of December 31 and March 31:
Total current assets	$(379)	$94,795	$151	$81,170
Property and equipment, net	(1,333)	90,484	(495)	86,608
Total current liabilities	(99)	73,707	—	—
Deferred credits and other liabilities	(168)	13,004	(23)	10,920
Additional paid-in capital	57	128,273	(131)	117,978
Accumulated earnings	(1,502)	3,988	(492)	6,458
Quarter Ended March 31:
OSG&A	$105	$24,603	$92	$37,450
Earnings before income taxes	(105)	452	(92)	4,022
Income tax expense	(41)	174	(36)	1,552
Net earnings	(64)	278	(56)	2,470
Net cash provided by operating activities	—	—	25	10,458
Net cash provided by financing activities	—	—	(25)	(10,662)

Comprehensive Earnings — Comprehensive earnings are defined as the change in equity (net assets) of a business enterprise during a period, except for those changes resulting from investments by owners and distributions to owners. There are no components of other comprehensive earnings and, consequently, comprehensive earnings are equal to net earnings.

NOTE 2:	RECENTLY ISSUED ACCOUNTING STANDARDS

Effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes,” which clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement criteria for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, disclosure and transition.

The results of the Business are included in the income tax filings of the Company in the United States, all states and in various local jurisdictions. To the extent that the Business may be included in an examination of the Company’s income tax filings, the ultimate outcome of examinations and discussions with the Internal Revenue Service or other taxing authorities, as well as an estimate of any related change to amounts recorded for uncertain tax positions, cannot be presently determined. As of the adoption date, the Business is subject to examination for tax years 2003 — 2006.

There were no unrecognized tax benefits or accrued interest or penalties applicable to the Business as of January 1, 2007. Management does not believe it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and related penalties (if any) in operating, selling, general and administrative expenses. The Company has not accrued interest or penalty expense for the Business related to FIN 48 for the three-month period ended March 31, 2007.